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                                                                      Exhibit 11


The Shareholders and Board of Trustees
USAA Life Investment Trust:

We consent to the use of our report dated February 3, 1997 on the financial statements of the USAA Life Variable Annuity (VA) Money Market Fund, USAA Life VA Income Fund, USAA Life VA Growth and Income Fund, USAA Life VA World Growth Fund, and USAA Life VA Diversified Assets Fund of USAA Life Investment Trust (the Trust) as of and for the year ended December 31, 1996 included in the Trust's Annual Report to Shareholders for the year ended December 31, 1996 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" and "Independent Auditors" as part of Post-Effective Amendment No. 4 under the Securities Act of 1933, as amended, and Amendment No. 5 under the Investment Company Act of 1940, as amended, to the Trust's Registration Statement on Form N-1A.


                                            KPMG Peat Marwick LLP


San Antonio, Texas
April 28, 1997